EXHIBIT NO. 21

                        SUBSIDIARIES OF THE REGISTRANT




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                 SUBSIDIARIES OF UCI MEDICAL AFFILIATES, INC.



                                                           Name Under Which
                           State of Jurisdiction           Subsidiary Does
Name of Subsidiary          of Incorporation                   Business
-------------------        ---------------------           ---------------

UCI Medical Affiliates
of  South Carolina, Inc.      South Carolina                 Doctor's Care


UCI Medical Affiliates
of Georgia, Inc.              South Carolina                 Doctor's Care